Exhibit 99.1

Registered number: 06999250

Accutronics Limited

Non Statutory Directors' Report and Financial Statements

For the Year Ended 31 August 2015

Accutronics Limited

Company Information

Directors	M Allen
L S Saunders (appointed 13 January 2016)
K R Bird (appointed 30 June 2016)

Registered number	06999250

Registered office	Unit 20 Loomer Road
Chesterton
Newcastle-under-Lyme Staffordshire
ST5 7LB

Independent auditors	Dains LLP
15 Colmore Row
Birmingham
B3 2BH

Accutronics Limited

Contents

Page
Strategic Report	1

Directors' Report	2 - 3

Independent Auditors' Report	3 - 4

Statement of Comprehensive Income	5

Balance Sheet	6

Statement of Changes in Stockholders' Equity	7 - 8

Statement of Cash Flows	9

Notes to the Financial Statements	10 - 23

 Accutronics Limited

Strategic Report

For the Year Ended 31 August 2015

Business review

The Directors are pleased to report another successful year for the company. This was a year that saw a high level of activity in new product development, but still yielded a turnover of £8.56 million and operating profit was £737k, a significant improvement on the prior year. Our liquidity remains strong and the company continues to have the appropriate headroom to enable it to move forward into the coming year and continue to execute the strategic growth plans established for Accutronics Limited.

We have made progress in expanding our customer base and expect this to continue in the coming year. We are pleased with the new customer relationships we have forged over the last year and will continue to build ever stronger relationships with existing customers. This continues to strengthen yet further the business and allows us to continue to focus on delivering the latest battery technology to OEMs worldwide in a range of professional markets including Medical and specialist electronics markets.

The continued strong investment in New Product Development and R & D continues to enhance our own ready for market platform, Entellion. This, along with our innovative approach to unique bespoke battery solutions, our focus on quality and our excellent levels of customer service continues to ensure that we deliver for all our stakeholders.

Principal risks and uncertainties

The company's operations expose it to a variety of financial risks including, principally, currency risk which it seeks to mitigate where possible.

Currency risk

The company has exposure to currency fluctuations in both the Euro and US Dollar but have appropriate policies and instruments in place to monitor and control this potential exposure.

Financial key performance indicators

The gross margin for the period is 32.6% (2014 - 30.4%) and is deemed appropriate for the business given its required infrastructure and its need to invest in R & D.

The operating profit margin for the period is 8.7% (2014 - 4.4%), again acceptable given the R & D investment currently being made.

Other key performance indicators

Headcount, at 75 FTE, remains appropriate given the current order book and requirements. This report was approved by the board on 28 September 2016 and signed on its behalf.

M Allen

Director

Accutronics Limited

Directors' Report

For the Year Ended 31 August 2015

The directors present their report and the financial statements for the year ended 31 August 2015.

Principal activity

The principal activity of the company in the year continued to be that of a developer and manufacturer of custom rechargeable batteries for professional applications.

Results and dividends

The profit for the year, after taxation, amounted to £630,643 (2014 - £311,974).

Particulars of dividends paid are detailed in the notes to the financial statements.

Directors

The directors who served during the year were:

R A Phillips (resigned 23 September 2016)

J B Grenfell (resigned 13 January 2016)

M Allen

On 13 January 2016, J S Heir and L S Saunders were appointed as directors. On 30 June 2016, J S Heir resigned as a director and K R Bird was appointed as a director.

Directors' responsibilities statement

The directors are responsible for preparing the Strategic Report, the Directors' Report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice), including Financial Reporting Standard 102 ‘The Financial Reporting Standard applicable in the UK and Republic of Ireland'. Under Company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period. In preparing these financial statements, the directors are required to:

●	select suitable accounting policies for the Company's financial statements and then apply them consistently;

●	make judgments and accounting estimates that are reasonable and prudent;

●	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the Company's transactions and disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors are responsible for the maintenance and integrity of the corporate and financial information included on the Company's website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements and other information included in Directors' Reports may differ from legislation in other jurisdictions.

Accutronics Limited

Directors' Report (continued)

For the Year Ended 31 August 2015

Future developments

Details of future developments are given in the strategic report.

Disclosure of information to auditors

Each of the persons who are directors at the time when this Directors' Report is approved has confirmed that:

●	so far as the director is aware, there is no relevant audit information of which the Company's auditors are unaware, and

●

the director has taken all the steps that ought to have been taken as a director in order to be aware of any relevant audit information and to establish that the Company's auditors are aware of that information.

Post balance sheet events

On 13 January 2016, 100% of the issued share capital of the company was acquired by Ultralife UK Limited, a company ultimately owned by Ultralife Corporation which is a business headquartered in Newark, New York, whose products and services range from portable power solutions to communications and electronice systems. Ultralife serves government, defence and commercial customers across the globe covering business segments including Battery & Energy Products and Communication Systems. Ultralife has operations in North America, Europe and Asia.

Auditors

The auditors, Dains LLP, will be proposed for reappointment in accordance with section 485 of the Companies Act 2006.

This report was approved by the board on 28 September 2016 and signed on its behalf.

M Allen

Director

Accutronics Limited

Independent Auditors' Report to the Shareholders of Accutronics Limited

We have audited the accompanying financial statements of Accutronics Limited (the Company), which comprise the balance sheet as of 31 August 2015, the related statement of income, changes in stockholders' equity and cash flows for the year then ended, and the related notes to the financial statements.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United Kingdom; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion on financial statements

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Accutronics Limited as of 31 August 2015 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United Kingdom.

/s/ Dains LLP

Birmingham, United Kingdom

28 September 2016

Accutronics Limited

Statement of Comprehensive Income

For the Year Ended 31 August 2015

	Note	2015 £	2014 £
Turnover	5	8,562,211	7,533,916
Cost of sales		(5,770,594)	(5,240,414)
Gross profit		2,791,617	2,293,502
Distribution costs		(93,387)	(93,622)
Administrative expenses		(1,960,751)	(1,871,635)
Operating profit	6	737,479	328,245
Interest payable and expenses	10	(37,873)	(21,443)
Profit before tax		699,606	306,802
Tax on profit	11	(68,963)	5,172
Profit for the year		630,643	311,974
Other comprehensive income for the year
Total comprehensive income for the year		630,643	311,974
The notes on pages 10 to 23 form part of these financial statements.

Accutronics Limited

Balance Sheet

As at 31 August 2015

	Note		£2015 £		£2014 £
Fixed assets
Tangible assets	13		279,483		232,493
			279,483		232,493
Current assets
Stocks	14	1,474,624		1,292,167
Debtors: amounts falling due within one year	15	1,672,652		1,299,015
Cash at bank and in hand	16	824,633		239,327
		3,971,909		2,830,509
Creditors: amounts falling due within one year	17	(2,075,763)		(1,242,816)
Net current assets			1,896,146		1,587,693
Total assets less current liabilities			2,175,629		1,820,186
Creditors: amounts falling due after more than one year			(59,843)		(173,609)
Provisions for liabilities
Deferred tax	19	(50,991)		(29,522)
			(50,991)		(29,522)
Net assets			2,064,795		1,617,055

Capital and reserves
Called up share capital	20		254,453		250,000
Profit and loss account	21		1,810,342		1,367,055
			2,064,795		1,617,055

The financial statements were approved and authorised for issue by the board and were signed on its behalf on 28 September 2016.

M Allen

Director

The notes on pages 10 to 23 form part of these financial statements.

Accutronics Limited

Statement of Changes in Stockholders' Equity

For the Year Ended 31 August 2015

	Called up share capital £	Profit and loss account £	Total equity £
At 1 September 2014	250,000	1,367,055	1,617,055

Comprehensive income for the year
Profit for the year	-	630,643	630,643

Contributions by and distributions to owners
Dividends: Equity capital	-	(187,356)	(187,356)
Shares issued during the year	4,453	-	4,453
At 31 August 2015	254,453	1,810,342	2,064,795

Accutronics Limited

Statement of Changes in Stockholders' Equity

For the Year Ended 31 August 2014

	Called up share capital £	Profit and loss account £	Total equity £
At 1 September 2013	250,000	1,077,980	1,327,980

Comprehensive income for the year
Profit for the year	-	311,974	311,974

Contributions by and distributions to owners
Dividends: Equity capital	-	(22,899)	(22,899)
At 31 August 2014	250,000	1,367,055	1,617,055

The notes on pages 10 to 23 form part of these financial statements.

Accutronics Limited

Statement of Cash Flows

For the Year Ended 31 August 2015

	2015 £	2014 £
Cash flows from operating activities
Profit for the financial year	630,643	311,974
Adjustments for:
Depreciation of tangible assets	94,314	86,672
Profit on disposal of tangible assets	-	(150)
Interest charge	37,873	21,443
Taxation charge	68,963	(5,172)
(Increase)/decrease in stocks	(182,457)	21,044
(Increase)/decrease in debtors	(378,116)	13,822
Decrease in creditors	(93,465)	(377,598)
Corporation tax received/(paid)	4,480	(4,480)
Non cash consideration for issue of ordinary shares	4,453	-
Net cash generated from operating activities	186,688	67,555
Cash flows from investing activities
Purchase of tangible fixed assets	(141,304)	(162,884)
Sale of tangible fixed assets	-	150
Net cash from investing activities	(141,304)	(162,734)
Cash flows from financing activities	-	-
Other new loans	-	11,113
Repayment of other loans	(7,844)	-
Dividends paid	(100,000)	(22,899)
Interest paid	(37,873)	(21,443)
Net cash used in financing activities	(145,717)	(33,229)
Net (decrease) in cash and cash equivalents	(100,333)	(128,408)
Cash and cash equivalents at beginning of year	99,480	227,888
Cash and cash equivalents at the end of year	(853)	99,480
Cash and cash equivalents at the end of year comprise:
Cash at bank and in hand	824,633	239,327
Bank overdrafts	(825,486)	(139,847)
	(853)	99,480

The notes on pages 10 to 23 form part of these financial statements.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

1.	General information

Accutronics Limited is a company limited by shares, incorporated in England and Wales. Its registered office is Unit 20 Loomer Road, Chesterton, Newcastle-under-Lyme, Staffordshire, ST5 7LB.

2.	Accounting policies

2.1	Basis of preparation of financial statements

The non statutory financial statements have been prepared under the historical cost convention and in accordance with Financial Reporting Standard 102, the Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland and the Companies Act 2006 (UK GAAP).

On 13 January 2016, 100% of the issued share capital of the company was acquired by Ultralife UK Limited, a company ultimately owned by Ultralife Corporation which is a business headquartered in Newark, New York. As a result of this acquisition, these non statutory financial statements have been prepared in order to meet the disclosure requirements of the US Securities and Exchange Commission (SEC).

The preparation of these financial statements requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the Company's accounting policies (see note 3).

A reconciliation of United Kingdom Generally Accepted Accounting Practice (UK GAAP) to United States of America Generally Accepted Accounting Principles (US GAAP) is provided in note 4.

2.2	Revenue

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured as the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes. The following criteria must also be met before revenue is recognised:

Sale of goods

Revenue from the sale of goods is recognised when all of the following conditions are satisfied:

●	the Company has transferred the significant risks and rewards of ownership to the buyer;

●	the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

●	the amount of revenue can be measured reliably;

●	it is probable that the Company will receive the consideration due under the transaction; and

●	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

2.	Accounting policies (continued)

2.3	Tangible fixed assets

Tangible fixed assets under the cost model are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes expenditure that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

The Company adds to the carrying amount of an item of fixed assets the cost of replacing part of such an item when that cost is incurred, if the replacement part is expected to provide incremental future benefits to the Company. The carrying amount of the replaced part is derecognised. Repairs and maintenance are charged to profit or loss during the period in which they are incurred.

Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives, using the straight line method.

Depreciation is provided on the following basis:

Leasehold improvements               - Over the term of the lease

Plant and machinery                       - 20% straight line

Furniture, fittings and equipment - 33% straight line

The assets' residual values, useful lives and depreciation methods are reviewed, and adjusted prospectively if appropriate, or if there is an indication of a significant change since the last reporting date.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the statement of comprehensive income.

2.4	Stocks

Stocks are stated at the lower of cost and net realisable value, being the estimated selling price less costs to complete and sell. Cost is based on the cost of purchase on a first in, first out basis. Work in progress and finished goods include labour and attributable overheads.

At each balance sheet date, stocks are assessed for impairment. If stock is impaired, the carrying amount is reduced to its selling price less costs to complete and sell. The impairment loss is recognised immediately in profit or loss.

2.5	Debtors

Short term debtors are measured at transaction price, less any impairment. Loans receivable are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method, less any impairment.

2.6	Cash and cash equivalents

Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours. Cash equivalents are highly liquid investments that mature in no more than three months from the date of acquisition and that are readily convertible to known amounts of cash with insignificant risk of change in value.

In the Statement of Cash Flows, cash and cash equivalents are shown net of bank overdrafts that are repayable on demand and form an integral part of the Company's cash management.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

2.	Accounting policies (continued)

2.7	Financial instruments

The Company only enters into basic financial instruments transactions that result in the recognition of financial assets and liabilities like trade and other debtors and creditors, loans from banks and other third parties, loans to related parties and investments in non-puttable ordinary shares.

Debt instruments (other than those wholly repayable or receivable within one year), including loans and other accounts receivable and payable, are initially measured at present value of the future cash flows and subsequently at amortised cost using the effective interest method. Debt instruments that are payable or receivable within one year, typically trade payables or receivables, are measured, initially and subsequently, at the undiscounted amount of the cash or other consideration expected to be paid or received. However if the arrangements of a short-term instrument constitute a financing transaction, like the payment of a trade debt deferred beyond normal business terms or financed at a rate of interest that is not a market rate or in case of an out-right short-term loan not at market rate, the financial asset or liability is measured, initially, at the present value of the future cash flow discounted at a market rate of interest for a similar debt instrument and subsequently at amortised cost.

Investments in non-convertible preference shares and in non-puttable ordinary and preference shares are measured:

●	at fair value with changes recognised in the profit and loss account if the shares are publicly traded or their fair value can otherwise be measured reliably;

●	at cost less impairment for all other investments.

Financial assets that are measured at cost and amortised cost are assessed at the end of each reporting period for objective evidence of impairment. If objective evidence of impairment is found, an impairment loss is recognised in the profit and loss account.

For financial assets measured at amortised cost, the impairment loss is measured as the difference between an asset's carrying amount and the present value of estimated cash flows discounted at the asset's original effective interest rate. If a financial asset has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract.

For financial assets measured at cost less impairment, the impairment loss is measured as the difference between an asset's carrying amount and best estimate, which is an approximation of the amount that the Company would receive for the asset if it were to be sold at the balance sheet date.

Financial assets and liabilities are offset and the net amount reported in the Balance Sheet when there is an enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

2.8	Creditors

Short term creditors are measured at the transaction price. Other financial liabilities, including bank loans, are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

2.	Accounting policies (continued)

2.9	Grant income

Grants are accounted under the accruals model as permitted by FRS 102. Grants relating to expenditure on tangible fixed assets are credited to the profit and loss Account at the same rate as the depreciation on the assets to which the grant relates. The deferred element of grants is included in creditors as deferred income.

Grants of a revenue nature are recognised in the Profit and Loss Account in the same period as the related expenditure.

2.10	Foreign currency translation

Functional and presentation currency

The Company's functional and presentational currency is GBP.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency monetary items are translated using the closing rate. Non- monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account except when deferred in other comprehensive income as qualifying cash flow hedges.

2.11	Finance costs

Finance costs are charged to the profit and loss account over the term of the debt using the effective interest method so that the amount charged is at a constant rate on the carrying amount. Issue costs are initially recognised as a reduction in the proceeds of the associated capital instrument.

2.12	Dividends

Equity dividends are recognised when they become legally payable. Interim equity dividends are recognised when paid. Final equity dividends are recognised when approved by the stockholders at an annual general meeting. Dividends on shares recognised as liabilities are recognised as expenses and classified within interest payable.

2.13	Operating leases: the Company as lessee

Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

2.	Accounting policies (continued)

2.14	Pensions

Defined contribution pension plan

The Company operates a defined contribution plan for its employees. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity. Once the contributions have been paid the Company has no further payments obligations.

The contributions are recognised as an expense in the profit and loss account when they fall due. Amounts not paid are shown in accruals as a liability in the balance sheet. The assets of the plan are held separately from the Company in independently administered funds.

2.15	Borrowing costs

All borrowing costs are recognised in the profit and loss account in the year in which they are incurred.

2.16	Provisions for liabilities

Provisions are made where an event has taken place that gives the Company a legal or constructive obligation that probably requires settlement by a transfer of economic benefit, and a reliable estimate can be made of the amount of the obligation.

Provisions are charged as an expense to the Profit and Loss Account in the year that the Company becomes aware of the obligation, and are measured at the best estimate at the Balance Sheet date of the expenditure required to settle the obligation, taking into account relevant risks and uncertainties.

When payments are eventually made, they are charged to the provision carried in the Balance Sheet.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

2.	Accounting policies (continued)

2.17	Current and deferred taxation

The tax expense for the year comprises current and deferred tax. Tax is recognised in the profit and loss account, except that a change attributable to an item of income and expense recognised as other comprehensive income or to an item recognised directly in equity is also recognised in other comprehensive income or directly in equity respectively.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the balance sheet date in the countries where the Company operates and generates income.

Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the Balance Sheet date, except that:

●	The recognition of deferred tax assets is limited to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits; and

●	Any deferred tax balances are reversed if and when all conditions for retaining associated tax allowances have been met.

Deferred tax balances are not recognised in respect of permanent differences except in respect of business combinations, when deferred tax is recognised on the differences between the fair values of assets acquired and the future tax deductions available for them and the differences between the fair values of liabilities acquired and the amount that will be assessed for tax. Deferred tax is determined using tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

2.18	Research and development

Research expenditure is written off in the year in which it is incurred.

Development costs not considered to meet the criteria for capitalisation as intangible fixed assets are written off in the year of expenditure.

3.	Judgments in applying accounting policies and key sources of estimation uncertainty

In the application of the Company's accounting policies, which are described in note 2, the directors are requirement to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant.

Actual results could differ from those estimated. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of revisions and future periods if the revision affects both current and future periods.

Tangible fixed assets are depreciated over their useful lives taking into account residual values where appropriate. The actual lives of the assets and residual values are assessed annually and may vary depending on a number of factors. In re-assessing the asset lives, factors such as technological innovation, product life cycles and maintenance programmes are taken into account. Residual values consider such things as future market conditions, the remaining life of the asset and projected disposal values.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

4.	Reconciliation of UK GAAP to US GAAP

The application of US GAAP would not materially impact on the balance sheet, profit or loss or cash flows when compared to the financial statements prepared under UK GAAP.

5.	Turnover

The whole of the turnover is attributable to the company's principal activity.

Analysis of turnover by country of destination:

	2015 £	2014 £

United Kingdom	449,560	371,795
Rest of Europe	7,526,596	6,637,531
Rest of the world	586,055	524,590
	8,562,211	7,533,916

6.	Operating profit

The operating profit is stated after charging:

	2015 £	2014 £
Development work	115,702	113,108
Depreciation of tangible fixed assets	94,314	86,672
Exchange differences	82,102	153,341
Other operating lease rentals	71,108	69,566

7.	Auditors' remuneration

	2015 £	2014 £

Fees payable to the Company's auditor and its associates for the audit of the Company's annual financial statements	9,500	9,200

Fees payable to the Company's auditor and its associates in respect of:

All other services	4,840	3,250
	4,840	3,250

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

8.	Employees

Staff costs, including directors' remuneration, were as follows:

	2015 £	2014 £
Wages and salaries	1,776,225	1,680,330
Social security costs	158,127	157,282
Cost of defined contribution scheme	52,544	44,960
	1,986,896	1,882,572

The average monthly number of employees, including the directors, during the year was as follows:

	2015 No.	2014 No.
Production	46	39
Directors	2	2
Engineers	10	12
Sales	5	5
Administration and support	13	11
	76	69

9.	Directors' remuneration

	2015 £	2014 £
Directors' emoluments	171,946	163,959
Company contributions to defined contribution pension schemes	6,411	6,361
	178,357	170,320

During the year retirement benefits were accruing to 1 director (2014 - 1) in respect of defined contribution pension schemes.

10.	Interest payable and similar charges

	2015 £	2014 £
Bank interest payable	28,818	13,750
Other interest payable	9,055	7,693
	37,873	21,443

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

11.	Taxation

	2015 £	2014 £
Corporation tax
Current tax on profits for the year	47,495	-
Adjustments in respect of previous periods	(1)	(4,356)
Total current tax	47,494	(4,356)

Deferred tax
Origination and reversal of timing differences	21,469	628
Effect of changes in tax rates	-	(1,444)
Total deferred tax	21,469	(816)
Taxation on profit/(loss) on ordinary activities	68,963	(5,172)

Factors affecting tax charge for the year

The tax assessed for the year is lower than (2014 - lower than) the standard rate of corporation tax in the UK of 20% (2014 - 20%). The differences are explained below:

	2015 £	2014 £
Profit on ordinary activities before tax	699,606	306,802
Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 20% (2014 - 20%)	139,921	61,360
Effects of:

Expenses not deductible for tax purposes, other than goodwill amortisation and impairment	2,359	1,760
Adjustments to tax charge in respect of prior periods	(1)	(4,356)
Short term timing differences leading to an increase in taxation	297	43
Non-taxable income	(3,109)	-
Adjustment in research and development tax credit leading to a decrease in the tax charge	(69,982)	(66,973)
Other differences leading to a (decrease)/increase in the tax charge	(522)	2,994
Total tax charge for the year	68,963	(5,172)

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

12.	Dividends

	2015 £	2014 £
Dividends paid on equity capital	187,356	22,899
	187,356	22,899

13.	Tangible fixed assets

	Leasehold improvements £	Plant and machinery £	Furniture, fittings and equipment £	Total £
Cost
At 1 September 2014	-	198,039	243,687	441,726
Additions	42,718	62,019	36,567	141,304
At 31 August 2015	42,718	260,058	280,254	583,030
Depreciation
At 1 September 2014	-	41,369	167,864	209,233
Charge for period on owned assets	6,040	41,579	46,695	94,314
At 31 August 2015	6,040	82,948	214,559	303,547
Net book value
At 31 August 2015	36,678	177,110	65,695	279,483
At 31 August 2014	-	156,670	75,823	232,493

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

14.	Stocks

	2015 £	2014 £
Raw materials and consumables	673,305	742,454
Work in progress	418,763	203,137
Finished goods and goods for resale	382,556	346,576
	1,474,624	1,292,167

15.	Debtors

	2015 £	2014 £
Trade debtors	963,749	964,116
Other debtors	589,815	232,252
Prepayments and accrued income	119,088	98,168
Tax recoverable	-	4,479
	1,672,652	1,299,015

16.	Cash and cash equivalents

	2015 £	2014 £
Cash at bank and in hand	824,633	239,327
Less: bank overdrafts	(825,486)	(139,847)
	(853)	99,480

17.	Creditors: Amounts falling due within one year

	2015 £	2014 £
Bank overdrafts	825,486	139,847
Trade creditors	649,283	602,845
Corporation tax	47,495	-
Taxation and social security	36,959	39,865
Other creditors	187,095	192,269
Accruals and deferred income	329,445	267,990
	2,075,763	1,242,816

 Included within accruals and deferred income at the year end are preferential dividends payable of £110,255 (2014 - £22,899).

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

18.	Financial instruments

	2015 £	2014 £

Financial assets
Financial assets measured at undiscounted amount receivable	2,378,197	1,435,695
	2,378,197	1,435,695
Financial liabilities
Financial liabilities measured at undiscounted amount payable	(1,661,864)	(934,961)
	(1,661,864)	(934,961)

Financial assets measured at undiscounted amount receivable comprise cash at bank, trade debtors and other debtors.

Financial liabilities measured at undiscounted amount payable comprise bank overdrafts, trade creditors and other creditors.

19.	Deferred taxation

2015 £

At beginning of year	29,522
Charged to the profit or loss	21,469
At end of year	50,991

The provision for deferred taxation is made up as follows:

2015 £

Accelerated capital allowances	51,944
Other timing differences	(953)
50,991

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

20.	Share capital

	2015	2014
	£	£
Shares classified as equity
Allotted, called up and fully paid
179,453 (2014 - 175,000) Ordinary shares of £1 each	179,453	175,000
75,000 'A' Ordinary shares of £1 each	75,000	75,000
	254,453	250,000

On 11 May 2015 the company issued and allotted 4,453 Ordinary shares of £1 each, at par.

Each Ordinary share is entitled to one vote in any circumstances and each share is also entitled pari passu to dividend payments or any other distribution, including a distribution arising from a winding up of the company.

The 'A' Ordinary shares shall be a separate class of shares for the purpose of paying dividends or other distributions but, in all other respects, shall rank pari passu with the Ordinary shares.

21.	Reserves

Profit & loss account

The profit and loss account represents cumulative profits or losses, net of dividends paid and other adjustments.

22.	Pension commitments

The Company contributions to the personal pension plans of a number of employees. The charge in the year represents the amounts contributed to these schemes in the period. Contributions for the year amounted to £37,533 (2014 - £32,621). Included in creditors are contributions totalling £9,192 (2014 -

£6,566) which were payable to the funds at the balance sheet date.

Accutronics Limited

Notes to the Financial Statements

For the Year Ended 31 August 2015

23.	Commitments under operating leases

At 31 August 2015 the Company had future minimum lease payments under non-cancellable operating leases as follows:

	2015 £	2014 £
Land and buildings
Not later than 1 year	55,000	55,000
Later than 1 year and not later than 5 years	-	10,000
Total	55,000	65,000

	2015 £	2014 £
Other
Not later than 1 year	13,979	19,329
Later than 1 year and not later than 5 years	5,407	19,385
Total	19,386	38,714

24.	Related party transactions

During the year R A Phillips, a director of the company, was paid an interim dividend of £20,000 (2014 - £Nil).

25.	Controlling party

At the balance sheet date, in the opinion of the directors, there is no one ultimate controlling party.

As detailed in the directors report, on 13 January 2016 the entire issued share capital of the company was acquired by Ultralife UK Limited. The ultimate parent company is Ultralife Corporation. There is no one ultimate controlling party.